October 2025

Preliminary Pricing Supplement No. 11,624

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 27, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Enhanced Trigger Jump Securities Based on the Worst Performing of the Common Stock of JPMorgan Chase & Co., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities and prospectus, as supplemented and modified by this document. If the final share price of each underlying stock is greater than or equal to 70% of its initial share price, which we refer to as the respective downside threshold value, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $126.70 per security. However, if the final share price of any underlying stock is less than its respective downside threshold value, the payment at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final share price of the worst performing underlying stock from its respective initial share price. Under these circumstances, the payment at maturity will be less than $700 per security and could be zero. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity on the securities is based on the worst performing of the underlying stocks, a decline in any final share price below 70% of its respective initial share price will result in a significant loss on your investment, even if the other underlying stocks have appreciated or have not declined as much. The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlying stocks and forgo current income and returns above the fixed upside payment in exchange for the upside payment feature that applies only if the final share price of each underlying stock is greater than or equal to its respective downside threshold value. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:		Morgan Stanley Finance LLC
Guarantor:		Morgan Stanley
Issue price:		$1,000 per security
Stated principal amount:		$1,000 per security
Pricing date:		October 31, 2025
Original issue date:		November 5, 2025 (3 business days after the pricing date)
Maturity date:		December 3, 2026
Aggregate principal amount:		$
Interest:		None
Underlying stocks:		JPMorgan Chase & Co. common stock (the “JPM Stock”), Bank of America Corporation common stock (the “BAC Stock”) and Wells Fargo & Company common stock (the “WFC Stock”)
Payment at maturity:

●If the final share price of each underlying stock is greater than or equal to its respective downside threshold value:

$1,000 + the upside payment

●If the final share price of any underlying stock is less than its respective downside threshold value, meaning the value of any underlying stock has declined by more than 30% from its respective initial share price to its respective final share price:

$1,000 × share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 30%, and possibly all, of your investment.

Upside payment:		$126.70 per security (12.67% of the stated principal amount)
Share performance factor:		With respect to each underlying stock, final share price / initial share price
Worst performing underlying stock:		The underlying stock that has declined the most, meaning that it has the least share performance factor
Initial share price:

With respect to the JPM Stock, $ , which is the closing price on the pricing date

With respect to the BAC Stock, $ , which is the closing price on the pricing date

With respect to the WFC Stock, $ , which is the closing price on the pricing date

Downside threshold value:

With respect to the JPM Stock, $ , which is 70% of the initial share price

With respect to the BAC Stock, $ , which is 70% of the initial share price

With respect to the WFC Stock, $ , which is 70% of the initial share price

Final share price:		With respect to each underlying stock, the closing price of such stock on the valuation date multiplied by the adjustment factor on such date
Valuation date:		November 30, 2026, subject to postponement for non-trading days and certain market disruption events
Adjustment factor:		With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
CUSIP / ISIN:		61779PN84 / US61779PN840
Listing:		The securities will not be listed on any securities exchange.
Agent:		Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:		Approximately $976.90 per security, or within $25.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$1,000	$17.50(1)
		$5(2)	$977.50
Total	$	$	$

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $17.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each security.

(3)See “Use of proceeds and hedging” on page 20.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Enhanced Trigger Jump Securities Based on the Worst Performing of the Common Stock of JPMorgan Chase & Co., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlying stocks that provides a fixed return of 12.67% if the final share price of each underlying stock is greater than or equal to its respective downside threshold value;

￭To enhance returns and potentially outperform the worst performing of the Common Stock of JPMorgan Chase & Co., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company in a moderately bullish or moderately bearish scenario;

￭To obtain limited protection against the loss of principal in the event of a decline of the underlying stocks as of the valuation date, but only if the final share price of each underlying stock is greater than or equal to its respective downside threshold value.

If the final share price of any underlying stock is less than its downside threshold value, the securities are exposed on a 1-to-1 basis to the percentage decline of the final share price of the worst performing underlying stock from its respective initial share price.  Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 13 months
Upside payment:	$126.70 per security (12.67% of the stated principal amount), payable only if the final share price of each underlying stock is greater than or equal to its respective downside threshold value
Downside threshold value:	For each underlying stock, 70% of its respective initial share price
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $976.90, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

October 2025 Page 2

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2025 Page 3

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

Key Investment Rationale

The securities provide a return based on the performance of the worst performing of the Common Stock of JPMorgan Chase & Co., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company. If the final share price of each underlying stock is greater than or equal to its respective downside threshold value, you will receive the stated principal amount for each security you hold at maturity plus the upside payment of $126.70 per security. However, if, as of the valuation date, the value of any underlying stock is less than its respective downside threshold value, the payment due at maturity will be less than $700 per security and could be zero.

Upside Scenario

If the final share price of each underlying stock is greater than or equal to its respective downside threshold value, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $126.70.

Downside Scenario

If the final share price of any underlying stock is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying stock from its respective initial share price, without any buffer (e.g., a 50% depreciation in the worst performing underlying stock from the respective initial share price to the respective final share price will result in a payment at maturity of $500 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlying stocks, a decline in any underlying stock below its respective downside threshold value will result in a loss of a significant portion or all of your investment, even if the other underlying stocks have appreciated or have not declined as much.

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial share prices and downside threshold values will be determined on the pricing date.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Price:	With respect to the JPM Stock: $300.00 With respect to the BAC Stock: $50.00 With respect to the WFC Stock: $90.00
Hypothetical Downside Threshold Value:

With respect to the JPM Stock: $210.00, which is 70% of its hypothetical initial share price

With respect to the BAC Stock: $35.00, which is 70% of its hypothetical initial share price

With respect to the WFC Stock: $63.00, which is 70% of its hypothetical initial share price

Upside Payment:	$126.70 (12.67% of the stated principal amount)
Interest:	None

EXAMPLE 1: Each underlying stock appreciates substantially, and investors therefore receive the stated principal amount plus the upside payment.

Final share price		JPM Stock: $570.00 BAC Stock: $102.50 WFC Stock: $189.00
Share performance factor		JPM Stock: $570.00 / $300.00 = 190% BAC Stock: $102.50 / $50.00 = 205% WFC Stock: $189.00 / $90.00 = 210%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $126.70
	=	$1,126.70

In example 1, the final share price for the JPM Stock has increased from its initial share price by 90%, the final share price for the BAC Stock has increased from its initial share price by 105% and the final share price for the WFC Stock has increased from its initial share price by 110%. Because the final share price of each underlying stock is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $126.70. Investors receive $1,126.70 per security at maturity and do not participate in the appreciation of any of the underlying stocks. Although all three underlying stocks have appreciated substantially, the return on the securities is limited to the fixed upside payment of $126.70.

EXAMPLE 2: The final share price of each underlying stock is at or above its respective downside threshold value, and investors therefore receive the stated principal amount plus the upside payment.

Final share price		JPM Stock: $255.00 BAC Stock: $47.50 WFC Stock: $81.00
Share performance factor		JPM Stock: $255.00 / $300.00 = 85% BAC Stock: $47.50 / $50.00 = 95% WFC Stock: $81.00 / $90.00 = 90%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $126.70
	=	$1,126.70

October 2025 Page 5

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

In example 2, the final share price for the JPM Stock has decreased from its initial share price by 15%, the final share price for the BAC Stock has decreased from its initial share price by 5% and the final share price for the WFC Stock has decreased from its initial share price by 10%. Because the final share price of each underlying stock is at or above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $126.70. Although each underlying stock has depreciated, investors receive $1,126.70 per security at maturity.

EXAMPLE 3: The final share price of one of the underlying stocks is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying stock from its respective initial share price.

Final share price		JPM Stock: $360.00 BAC Stock: $25.00 WFC Stock: $76.50
Share performance factor		JPM Stock: $360.00 / $300.00 = 120% BAC Stock: $25.00 / $50.00 = 50% WFC Stock: $76.50 / $90.00 = 85%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying stock
	=	$1,000 × 50%
	=	$500

In example 3, the final share price for the JPM Stock has increased from its initial share price by 20%, the final share price for the BAC Stock has decreased from its initial share price by 50% and the final share price for the WFC Stock has decreased from its initial share price by 15%. Because one of the underlying stocks has declined below its respective downside threshold value, investors do not receive the upside payment and instead are exposed to the full negative performance of the BAC Stock, which is the worst performing underlying stock in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying stock from its respective initial share price. In this example, investors receive a payment at maturity equal to $500 per security, resulting in a loss of 50%.

EXAMPLE 4: The final share price of each underlying stock is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying stock from its respective initial share price.

Final share price		JPM Stock: $60.00 BAC Stock: $20.00 WFC Stock: $31.50
Share performance factor		JPM Stock: $60.00 / $300.00 = 20% BAC Stock: $20.00 / $50.00 = 40% WFC Stock: $31.50 / $90.00 = 35%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying stock
	=	$1,000 × 20%
	=	$200

In example 4, the final share price for the JPM Stock has decreased from its initial share price by 80%, the final share price for the BAC Stock has decreased from its initial share price by 60% and the final share price for the WFC Stock has decreased from its initial share price by 65%. Because one or more underlying stocks have declined below their respective downside threshold values, investors do not receive the upside payment and instead are exposed to the full negative performance of the JPM Stock, which is the worst performing underlying stock in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying stock from its respective initial share price. In this example, investors receive a payment at maturity equal to $200 per security, resulting in a loss of 80%.

If the final share price of any of the underlying stocks is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

to the full decline in the level of the worst performing underlying stock from its respective initial share price over the term of the securities, and you will lose a significant portion or all of your investment.

October 2025 Page 7

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final share price of each underlying stock. If the final share price of any underlying stock is less than 70% of its respective initial share price, you will not receive the fixed upside payment and you will instead receive at maturity an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the final share price of the worst performing underlying stock from its respective initial share price over the term of the securities, and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

￭Appreciation potential is fixed and limited. Where the final share price of each underlying stock is greater than or equal to its respective downside threshold value, the appreciation potential of the securities is limited to the fixed upside payment of $126.70 per security, even if all three of the underlying stocks have appreciated substantially.

￭The amount payable on the securities is not linked to the values of the underlying stocks at any time other than the valuation date. The final share prices will be the closing prices of the underlying stocks on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the worst performing underlying stock appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the worst performing underlying stock prior to such drop.  Although the actual value of the worst performing underlying stock on the stated maturity date or at other times during the term of the securities may be higher than its respective final share price, the payment at maturity will be based solely on the closing price of the worst performing underlying stock on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

othe values of the underlying stocks at any time (including in relation to their initial share prices),

othe volatility (frequency and magnitude of changes in value) of the underlying stocks,

odividend rates on the underlying stocks,

ointerest and yield rates in the market,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or stock markets generally and which may affect the price of the underlying stocks, othe time remaining until the maturity of the securities,

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

othe occurrence of certain events affecting an underlying stock that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any underlying stock is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlying stocks based on their historical performance. If the final share price of any underlying stock is less than 70% of its respective initial share price, you will be exposed on a 1-to-1 basis to the full decline in the final share price of the worst performing underlying stock from its respective initial share price. There can be no assurance that the final share price of each underlying stock will be greater than 70% of its respective initial share price so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose a significant portion or all of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the common stock of JPMorgan Chase & Co., the common stock of Bank of America Corporation or the common stock of Wells Fargo & Company. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the downside threshold values, the final share prices, whether a market disruption event has occurred or any antidilution adjustment will be made, the share performance factors, if applicable, and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the calculation of the final share prices (and of any antidilution adjustments).  These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks and in options contracts on the underlying stocks as well as in other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase the value at or above which such underlying stock must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of any underlying stock on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of all three underlying stocks. Rather, it will be based upon the independent performance of each underlying stock. Unlike an

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Principal at Risk Securities

instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. If the final share price of any underlying stock declines to below 70% of its respective initial share price, you will be fully exposed to the negative performance of the worst performing underlying stock at maturity, even if the other underlying stocks have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of all three underlying stocks.

￭No affiliation with JPMorgan Chase & Co., Bank of America Corporation or Wells Fargo & Company. JPMorgan Chase & Co., Bank of America Corporation and Wells Fargo & Company are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to JPMorgan Chase & Co., Bank of America Corporation or Wells Fargo & Company in connection with this offering.

￭We may engage in business with or involving JPMorgan Chase & Co., Bank of America Corporation or Wells Fargo & Company without regard to your interests. We or our affiliates may presently or from time to time engage in business with JPMorgan Chase & Co., Bank of America Corporation or Wells Fargo & Company without regard to your interests and thus may acquire non-public information about JPMorgan Chase & Co., Bank of America Corporation or Wells Fargo & Company. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to JPMorgan Chase & Co., Bank of America Corporation or Wells Fargo & Company, which may or may not recommend that investors buy or hold the underlying stock(s).

￭Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that the final share price of any underlying stock will decline to below its respective downside threshold value than if the securities were linked to only one underlying stock. Therefore, it is more likely that you will suffer a significant loss on your investment.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the underlying stocks, or engaging in transactions therein, and any such action could adversely affect the value of the underlying stock or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and for certain other corporate actions involving the underlying stocks. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities. For example, if the record date for a regular cash dividend were to occur on or shortly before the valuation date, this may decrease the final share price to be less than the respective downside threshold value (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

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Principal at Risk Securities

JPMorgan Chase & Co. Overview

JPMorgan Chase & Co. is a global financial services firm. The JPM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Starbucks Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-05805 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Starbucks Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the JPM Stock is accurate or complete.

Information as of market close on October 24, 2025:

Bloomberg Ticker Symbol:	JPM
Exchange:	NYSE
Current Stock Price:	$300.44
52 Weeks Ago:	$224.98
52 Week High (on 9/26/2025):	$316.06
52 Week Low (on 4/4/2025):	$210.28
Current Dividend Yield:	1.99%

The following table sets forth the published high and low closing prices of, as well as dividends on, the JPM Stock for each quarter from January 1, 2022 through October 24, 2025. The closing price of the JPM Stock on October 24, 2025 was $300.44. The associated graph shows the closing prices of the JPM Stock for each day from January 1, 2020 through October 24, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the JPM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the JPM Stock on the valuation date.

Common Stock of JPMorgan Chase & Co. (CUSIP 46625H100)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	168.44	128.30	1.00
Second Quarter	135.91	112.61	1.00
Third Quarter	123.63	104.50	1.00
Fourth Quarter	138.18	101.96	1.00
2023
First Quarter	143.80	124.91	1.00
Second Quarter	145.44	127.47	1.00
Third Quarter	158.00	143.21	1.00
Fourth Quarter	170.30	135.69	1.05
2024
First Quarter	200.30	167.09	1.05
Second Quarter	204.79	180.08	1.15
Third Quarter	224.80	194.90	1.15
Fourth Quarter	250.29	205.23	1.25
2025
First Quarter	279.95	225.19	1.25
Second Quarter	289.91	210.28	1.40
Third Quarter	316.06	282.78	1.40
Fourth Quarter (through October 24, 2025)	310.71	294.11	-

We make no representation as to the amount of dividends, if any, that JPMorgan Chase & Co. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of JPMorgan Chase & Co.

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Principal at Risk Securities

Common Stock of JPMorgan Chase & Co. – Daily Closing Prices January 1, 2020 to October 24, 2025

This document relates only to the securities offered hereby and does not relate to the JPM Stock or other securities of JPMorgan Chase & Co. We have derived all disclosures contained in this document regarding JPM Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to JPMorgan Chase & Co. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding JPMorgan Chase & Co. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the JPM Stock (and therefore the price of the JPM Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning JPMorgan Chase & Co. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the JPM Stock.

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Principal at Risk Securities

Bank of America Corporation Overview

Bank of America Corporation is a bank holding company and a financial holding company. The BAC Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Starbucks Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06523 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Starbucks Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BAC Stock is accurate or complete.

Information as of market close on October 24, 2025:

Bloomberg Ticker Symbol:	BAC
Exchange:	NYSE
Current Stock Price:	$52.57
52 Weeks Ago:	$42.65
52 Week High (on 10/24/2025):	$52.57
52 Week Low (on 4/4/2025):	$34.39
Current Dividend Yield:	2.12%

The following table sets forth the published high and low closing prices of, as well as dividends on, the BAC Stock for each quarter from January 1, 2022 through October 24, 2025. The closing price of the BAC Stock on October 24, 2025 was $52.57. The associated graph shows the closing prices of the BAC Stock for each day from January 1, 2020 through October 24, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the BAC Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the BAC Stock on the valuation date.

Common Stock of Bank of America Corporation (CUSIP 060505104)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	49.38	38.34	0.21
Second Quarter	40.90	31.13	0.21
Third Quarter	36.64	30.13	0.22
Fourth Quarter	38.41	29.77	0.22
2023
First Quarter	36.77	26.97	0.22
Second Quarter	30.56	26.99	0.22
Third Quarter	32.65	27.17	0.24
Fourth Quarter	33.94	25.17	0.24
2024
First Quarter	37.92	31.73	0.24
Second Quarter	40.02	34.68	0.24
Third Quarter	44.13	36.65	0.26
Fourth Quarter	47.77	39.22	0.26
2025
First Quarter	47.74	39.61	0.26
Second Quarter	47.46	34.39	0.26
Third Quarter	52.42	44.92	0.28
Fourth Quarter (through October 24, 2025)	52.57	48.65	-

We make no representation as to the amount of dividends, if any, that Bank of America Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America Corporation.

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Principal at Risk Securities

Common Stock of Bank of America Corporation – Daily Closing Prices January 1, 2020 to October 24, 2025

This document relates only to the securities offered hereby and does not relate to the BAC Stock or other securities of Bank of America Corporation. We have derived all disclosures contained in this document regarding BAC Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Bank of America Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Bank of America Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BAC Stock (and therefore the price of the BAC Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Bank of America Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BAC Stock.

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Principal at Risk Securities

Wells Fargo & Company Overview

Wells Fargo & Company provides retail, commercial and corporate banking services. The WFC Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Starbucks Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-02979 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Starbucks Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the WFC Stock is accurate or complete.

Information as of market close on October 24, 2025:

Bloomberg Ticker Symbol:	WFC
Exchange:	NYSE
Current Stock Price:	$86.41
52 Weeks Ago:	$65.43
52 Week High (on 10/15/2025):	$86.46
52 Week Low (on 4/4/2025):	$60.98
Current Dividend Yield:	2.08%

The following table sets forth the published high and low closing prices of, as well as dividends on, the WFC Stock for each quarter from January 1, 2022 through October 24, 2025. The closing price of the WFC Stock on October 24, 2025 was $86.41. The associated graph shows the closing prices of the WFC Stock for each day from January 1, 2020 through October 24, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the WFC Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the WFC Stock on the valuation date.

Common Stock of Wells Fargo & Company (CUSIP 949746101)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	59.06	45.81	0.25
Second Quarter	49.33	37.43	0.25
Third Quarter	46.14	38.74	0.30
Fourth Quarter	47.95	40.23	0.30
2023
First Quarter	48.50	36.23	0.30
Second Quarter	42.68	36.72	0.30
Third Quarter	47.13	40.43	0.35
Fourth Quarter	50.51	38.67	0.35
2024
First Quarter	57.96	46.44	0.35
Second Quarter	62.34	56.41	0.35
Third Quarter	60.97	51.57	0.40
Fourth Quarter	77.35	54.98	0.40
2025
First Quarter	81.42	66.78	0.40
Second Quarter	80.12	60.98	0.40
Third Quarter	85.16	77.05	0.45
Fourth Quarter (through October 24, 2025)	86.46	77.62	-

We make no representation as to the amount of dividends, if any, that Wells Fargo & Company may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Wells Fargo & Company.

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Principal at Risk Securities

Common Stock of Wells Fargo & Company – Daily Closing Prices January 1, 2020 to October 24, 2025

This document relates only to the securities offered hereby and does not relate to the WFC Stock or other securities of Wells Fargo & Company. We have derived all disclosures contained in this document regarding WFC Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Wells Fargo & Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Wells Fargo & Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the WFC Stock (and therefore the price of the WFC Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Wells Fargo & Company could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the WFC Stock.

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Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Underlying stock issuer:

With respect to the JPM Stock, JPMorgan Chase & Co.

With respect to the BAC Stock, Bank of America Corporation

With respect to the WFC Stock, Wells Fargo & Company

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Postponement of maturity date:

If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due, if any, with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in

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Principal at Risk Securities

the securities.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks and in futures and options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of any underlying stock, and, therefore, could increase the value at or above which such underlying stock must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying stocks). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the underlying stocks, futures or options contracts on the underlying stocks or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying stock, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $17.50 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the upside payment, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the JPMorgan Chase & Co., Inc., the Common Stock of Bank of America Corporation and the Common Stock of Wells Fargo & Company due December 3, 2026

Principal at Risk Securities

offering will arrange to send you the prospectus and the product supplement for Jump Securities if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Jump Securities or in the prospectus.

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